UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2006
Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 423-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     (a) Director Compensation.
On September 26, 2006, the Board of Directors of Merck & Co., Inc. (“Merck” or the “Company”) completed a review of compensation for non-employee directors. The review included an analysis of the most recent proxy statements of U.S.-based pharmaceutical peers and the Dow Jones Industrial companies. Based on the analysis, and the increased responsibility and time commitment associated with Board and committee service (particularly for Audit Committee members), the Board revised the compensation of non-employee directors as follows, effective October 1, 2006:

Compensation Item	Year Last Revised	Prior Amount	Revised Amount
Annual Retainers
Board	1999	$45,000	$55,000
Audit Committee Chair	2004	$15,000	$20,000
Audit Committee Members	2004	$5,000	$10,000

Meeting Fees (Board and Committee)	1991	$1,200	$1,500

Annual credit to Merck Common Stock Account in the Plan for Deferred Payment of Directors’ Compensation (the “Directors’ Plan”)	1999	Value equal to 1/3 Annual Retainer for Board service (i.e., $15,000 per year)	Value equal to Annual Retainer for Board service (i.e., $55,000 per year), beginning April, 2007
All other elements of compensation for non-employee directors remain the same.
The Directors’ Plan was amended and restated by the Committee on Corporate Governance to reflect the increase in annual credit to the Merck Common Stock Account described above. This increase will be reflected when made in April, 2007. A copy of the amended and restated Directors’ Plan is filed as Exhibit 10.1 to this report.
     (b) Amendments to Deferral Program.
On September 29, 2006, the Merck Compensation and Benefits Committee (the “C&B Committee”) amended and restated the Merck & Co., Inc. Deferral Program (the “Program”) to implement the second of a two-step process, providing Program participants maximum flexibility during the transition period prior to the Program being amended to fully conform with requirements of the American Jobs Creation Act of 2004. Under Step 1, previously announced in Forms 8-K filed October 28, 2005 and December 22, 2005, participants were permitted to cancel prior deferral elections in late 2005. Under Step 2, to be completed during October 2006, participants will be permitted to elect new distribution schedules for their accounts. More specifically, the Program was amended to:
•	Provide that distributions begin in the year after retirement or separation (formerly, distributions could begin in the year of retirement or separation)

•	Eliminate the requirement that distributions be completed within 15 years of retirement or separation

•	Provide distributions be made as soon as administratively feasible following a participant’s death

•	Provide all elections, including changes to distribution schedules, be made by the process determined by the Senior Vice President, Human Resources, so long as they do not violate Section 409A of the Internal Revenue Code (the “Code”)

•	Reflect the change in control provisions adopted by the Board as previously announced in a Form 8-K filed on November 29, 2004

•	Require compliance with Section 409A of the Code

•	Provide that the investment alternatives are the same as under the Company’s 401(k) plan for salaried employees as in effect from time to time and

•	Make certain other clarifying and non-substantive changes.
The foregoing summary is qualified in its entirety by reference to the text of the Program, a copy of which is filed as Exhibit 10.2 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1	Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation as amended and restated effective October 1, 2006

Exhibit 10.2	Merck & Co., Inc. Deferral Program as amended and restated as of September 28, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.
Date: October 2, 2006	By:	/s/ Debra A. Bollwage
DEBRA A. BOLLWAGE Senior Assistant Secretary

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